                                                                    EXHIBIT 11.1

                                PHARMAVENE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  COMPUTATION OF HISTORICAL NET LOSS PER SHARE

                                                                CUMULATIVE                                 CUMULATIVE
                                                              FOR THE PERIOD                             FOR THE PERIOD
                                                             FEBRUARY 16, 1990                          FEBRUARY 16, 1990
                                                                 (DATE OF        FOR THE THREE MONTHS       (DATE OF
                          FOR THE YEARS ENDED DECEMBER 31,      INCEPTION)          ENDED MARCH 31         INCEPTION)
                         ----------------------------------         TO          ----------------------         TO
                            1993        1994        1995     DECEMBER 31, 1995     1995        1996      MARCH 31, 1996
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
Net loss...............  $(5,482,771) $(4,144,982) $(6,679,218)    $(24,208,911) $(1,557,135) $(5,287,295)    $(29,496,206)
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
Weighted average common
 shares outstanding....     237,057     239,480     276,917         147,533        247,612     289,284         147,546
Net common shares
 issuable upon the
 exercise of
 outstanding options
 and warrants issued
 within one year of
 initial public
 offering..............   1,021,784   1,021,784   1,021,784       1,021,784      1,021,784   1,021,784       1,021,784
Net common shares
 issuable upon
 conversion of
 convertible notes
 payable to investors
 issued within one year
 of initial public
 offering..............   2,196,632   2,196,632   2,196,632       2,196,632      2,196,632   2,196,632       2,196,632
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
Weighted average common
 shares outstanding....   3,455,473   3,457,896   3,495,333       3,365,949      3,466,028   3,507,700       3,365,962
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
Net loss per common and
 common share
 equivalent............     $(1.59)     $(1.20)     $(1.91)            $(7.19)     $(0.45)     $(1.51)            $(8.76)
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------
                         ----------  ----------  ----------  -----------------  ----------  ----------  -----------------

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                                                       REGISTRATION NO. 33-98706
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                PHARMAVENE, INC.
             (Exact name of Registrant as specified in its charter)

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